Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 29, 2021 relating to the financial statements of Celularity Inc., appearing in Registration Statement No. 333-258600 on Form S-1, as amended, of Celularity Inc.

/s/ Deloitte & Touche LLP
Parsippany, NJ
October 4, 2021